As filed with the Securities and Exchange Commission on September 30, 2005
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

CORVEL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0282651
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)
2010 Main Street, Suite 600
Irvine, California 92614
(Address of Registrant’s Principal Executive Offices) (Zip Code)

CORVEL CORPORATION
RESTATED 1991 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)

V. Gordon Clemons
President and Chief Executive Officer
CorVel Corporation
2010 Main Street, Suite 600, Irvine, CA 92614
(Name and Address of Agent for Service)
(949) 851-1473
(Telephone Number, Including Area Code, of Agent for Service)

with a copy to:
R. Patrick Arrington, Esq.
Parker A. Schweich, Esq.
Dorsey & Whitney LLP
38 Technology Drive
Irvine, CA 92618
(949) 932-3600
CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to	Proposed Maximum	Proposed Maximum	Amount of
to be Registered	be Registered (1)	Offering Price per Share (2)	Aggregate Offering Price (2)	Registration Fee
Common Stock, $0.0001 par value, issuable pursuant to CorVel Corporation Restated 1991 Employee Stock Purchase Plan (including associated preferred stock purchase rights)	200,000 shares	$23.10	$4,620,000	$543.77

(1)	This Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the CorVel Corporation Restated 1991 Employee Stock Purchase Plan (the “Plan”), by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock.
(2)	Calculated solely for the purpose of this offering under Rules 457(h) and 457(c) of the Securities Act of 1933, as amended (the “1933 Act”), on the basis of the average of the high and low sales prices per share of the Registrant’s common stock on September 23, 2005, as reported on the Nasdaq National Market.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     CorVel Corporation (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission (the “Commission”):
(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005 filed with the Commission on August 2, 2005;

(b)	The Registrant’s Current Report on Form 8-K filed with the Commission on June 30, 2005;

(c)	The Registrant’s Current Report on Form 8-K filed with the Commission on July 5, 2005;

(d)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 filed with the Commission on August 15, 2005;

(e)	The Registrant’s Current Report on Form 8-K filed with the Commission on August 22, 2005;

(f)	The Registrant’s Amendment No. 1 to Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2005 filed with the Commission on September 23, 2005;

(g)	The description of the Registrant’s common stock, par value $0.0001 per share, contained in the Registrant’s Registration Statement on Form 8-A, as filed with the Commission on May 16, 1991 pursuant to Section 12 of the Securities Exchange Act of 1934 (the “1934 Act”), including Amendment No. 1 thereto filed on June 28, 1991 and any other amendments or reports filed for the purpose of updating such description; and

(h)	The description of the Registrant’s preferred stock purchase rights contained in the Registrant’s Registration Statement on Form 8-A, as filed with the Commission on February 25, 1997 pursuant to Section 12 of the 1934 Act, including Amendment No. 1 thereto filed on May 24, 2002 and any other amendments or reports filed for the purpose of updating such description.
     All reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. The Registrant expressly excludes from such incorporation information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Any document or any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such document or such statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel
     Not applicable.
Item 6. Indemnification of Directors and Officers
     Under Section 145 of the Delaware General Corporation Law, the Registrant can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the 1933 Act. The Registrant’s certificate of incorporation provides that none of the Registrant’s directors shall be personally liable for monetary damages for breach of such director’s fiduciary duties to the Registrant or its stockholders. This provision does not eliminate the duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.
     The Registrant’s bylaws provide that the Registrant shall indemnify its directors to the fullest extent permitted by Section 145 of the Delaware Law against liabilities and expenses referred to in Section 145 incurred in such person’s capacity as a director, officer, employee or agent of the Registrant or as a director, officer, employee or agent of any other company or enterprise to which the person provides services at the request of the Registrant. The bylaws also require the Registrant to advance expenses, upon receipt by the Registrant of an undertaking by the director to repay such advances if it is ultimately determined that the he or she is not entitled to indemnification, unless the director commenced the suit as a plaintiff and such advance is not specifically approved by a majority of the Registrant’s Board of Directors, or the suit is brought against the director by the Registrant and approved by a majority of the Registrant’s Board of Directors alleging willful misappropriation of corporate assets, disclosure of confidential information or any other willful breach of duty in bad faith. The bylaws further provide that rights conferred under such bylaws shall not be deemed to be exclusive of any other right such indemnified persons may have under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
     In addition, the Registrant has entered into indemnification agreements with each of its directors and certain of its officers. These agreements, among other things, provide the Registrant’s directors and certain of its officers with indemnification for certain liabilities and expenses reasonably incurred by such persons in any action or proceeding, including any action by or in the right of the Registrant, on account of services as a director or officer of the Registrant or as a director or officer of any other company or enterprise to which the person provides services at the request of the Registrant. The Registrant also maintains directors’ and officers’ liability insurance covering its directors and officers.
Item 7. Exemption from Registration Claimed
     Not applicable.

Item 8. Exhibits

Exhibit No.	Exhibit Description
4.1	Instruments Defining the Rights of Stockholders. Reference is made to the Registrant’s Registration Statement on Form 8-A, together with the amendments and exhibits thereto, which are incorporated herein by reference pursuant to Item 3(g) to this Registration Statement

4.2	Instruments Defining the Rights of Stockholders. Reference is made to the Registrant’s Registration Statement on Form 8-A, together with the amendments and exhibits thereto, which are incorporated herein by reference pursuant to Item 3(h) to this Registration Statement.

4.3	Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002 filed on November 14, 2002 (File No. 000-19291).

4.4	Bylaws. Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-40629).

5.1	Opinion and Consent of Dorsey & Whitney LLP.

23.1	Consent of Independent Registered Public Accounting Firm — Grant Thornton LLP.

23.2	Consent of Dorsey & Whitney LLP is contained in Exhibit 5.1 of this Registration Statement.

24.1	Power of Attorney. Reference is made to pages II-5 and II-6 of this Registration Statement.

99.1	CorVel Corporation Restated 1991 Employee Stock Purchase Plan.
Item 9. Undertakings
A.	The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

B.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on the 29th day of September, 2005.

CORVEL CORPORATION (Registrant)
By:	/s/ V. Gordon Clemons
V. Gordon Clemons
Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS:
     That each of the undersigned officers and directors of the Registrant does hereby constitute and appoint V. Gordon Clemons and Scott R. McCloud, and each of them, or their substitute or substitutes, as his or her true and lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute and file or cause to be filed any and all instruments, documents or exhibits which said attorneys and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the 1933 Act, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments, documents or exhibits filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the dates indicated below. Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ V. Gordon Clemons	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	September 29, 2005
V. Gordon Clemons

/s/ Scott R. McCloud	Chief Financial Officer (Principal Financial and Accounting Officer)	September 29, 2005
Scott R. McCloud

Signature	Title	Date

/s/ Steven J. Hamerslag Steven J. Hamerslag	Director	September 29, 2005

/s/ Alan R. Hoops Alan R. Hoops	Director	September 29, 2005

/s/ R. Judd Jessup R. Judd Jessup	Director	September 29, 2005

/s/ Jeffrey J. Michael Jeffrey J. Michael	Director	September 29, 2005

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1	Instruments Defining the Rights of Stockholders. Reference is made to the Registrant’s Registration Statement on Form 8-A, together with the amendments and exhibits thereto, which are incorporated herein by reference pursuant to Item 3(g) to this Registration Statement

4.2	Instruments Defining the Rights of Stockholders. Reference is made to the Registrant’s Registration Statement on Form 8-A, together with the amendments and exhibits thereto, which are incorporated herein by reference pursuant to Item 3(h) to this Registration Statement.

4.3	Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002 filed on November 14, 2002 (File No. 000-19291).

4.4	Bylaws. Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-40629).

5.1	Opinion and Consent of Dorsey & Whitney LLP.

23.1	Consent of Independent Registered Public Accounting Firm - Grant Thornton LLP.

23.2	Consent of Dorsey & Whitney LLP is contained in Exhibit 5.1 of this Registration Statement.

24.1	Power of Attorney. Reference is made to pages II-5 and II-6 of this Registration Statement.

99.1	CorVel Corporation Restated 1991 Employee Stock Purchase Plan.